                                                                    Exhibit 10.2
                        US$6,500,000,000 CREDIT AGREEMENT


                          dated as of October 21, 1998


                                      among


                         JOSEPH E. SEAGRAM & SONS, INC.,
                                   as Borrower


                THE SEAGRAM COMPANY LTD. and J.E. SEAGRAM CORP.,
                                  as Guarantors



                            The LENDERS Party Hereto


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                                 CITIBANK, N.A.,
                              as Syndication Agent

                                       and

                   BANK OF AMERICA NT&SA and BANK OF MONTREAL,
                           as Co-Documentation Agents

                   __________________________________________

                             CHASE SECURITIES INC.,
                                   as Arranger

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01.               Defined Terms.........................................................       1
SECTION 1.02.               Classification of Loans and Borrowings................................      16
SECTION 1.03.               Terms Generally ......................................................      16
SECTION 1.04.               Accounting Terms; GAAP................................................      16


                                   ARTICLE II

                                   The Credits

SECTION 2.01.               Commitments...........................................................      17
SECTION 2.02.               Loans and Borrowings..................................................      17
SECTION 2.03.               Requests for Revolving Borrowings.....................................      18
SECTION 2.04.               Competitive Bid Procedure.............................................      18
SECTION 2.05.               Money Market Loans....................................................      21
SECTION 2.06.               Funding of Borrowings.................................................      22
SECTION 2.07.               Interest Elections....................................................      23
SECTION 2.08.               Termination and Reduction of
                                Commitments.......................................................      24
SECTION 2.09.               Repayment of Loans; Evidence of Debt..................................      25
SECTION 2.10.               Prepayment of Loans...................................................      26
SECTION 2.11.               Fees..................................................................      26
SECTION 2.12.               Interest..............................................................      27
SECTION 2.13.               Alternate Rate of Interest............................................      28
SECTION 2.14.               Additional Interest on Eurodollar Loans;
                              Increased Costs.....................................................      29
SECTION 2.15.               Break Funding Payments................................................      30
SECTION 2.16.               Taxes.................................................................      31
SECTION 2.17.               Payments Generally; Pro Rata Treatment;
                                Sharing of Setoffs................................................      33
SECTION 2.18.               Mitigation Obligations; Termination or
                              Replacement of Lenders..............................................      34
SECTION 2.19.               Extension of Termination Date.........................................      35
SECTION 2.20.               Extension of Maturity Date............................................      37

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.               Organization; Powers..................................................      39
SECTION 3.02.               Authorization; Enforceability.........................................      39
SECTION 3.03.               Governmental Approvals; No Conflicts..................................      39
SECTION 3.04.               Financial Condition; No Material Adverse
                               Change.............................................................      39
SECTION 3.05.               Properties............................................................      40
SECTION 3.06.               Litigation ...........................................................      40
SECTION 3.07.               Compliance with Laws..................................................      40
SECTION 3.08.               Investment and Holding Company Status.................................      40
SECTION 3.09.               ERISA.................................................................      40
SECTION 3.10.               Disclosure............................................................      41
SECTION 3.11.               Regulation U and X....................................................      41
SECTION 3.12.               Pari Passu Ranking....................................................      41
SECTION 3.13.               Year 2000 ............................................................      41


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.               Effective Date........................................................      41
SECTION 4.02.               Each Credit Event.....................................................      43


                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.               Financial Statements and Other
                               Information........................................................      43
SECTION 5.02.               Notices of Material Events............................................      45
SECTION 5.03.               Existence; Conduct of Business........................................      45
SECTION 5.04                Payment of Taxes......................................................      45
SECTION 5.05.               Maintenance of Insurance. ............................................      45
SECTION 5.06.               Books and Records; Inspection Rights..................................      46
SECTION 5.07.               Compliance with Laws..................................................      46
SECTION 5.08.               Use of Proceeds.......................................................      46

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.               Liens and Sale and Lease-Back Transactions............................      46
SECTION 6.02.               Fundamental Changes...................................................      47
SECTION 6.03.               Transactions with Affiliates..........................................      48
SECTION 6.04.               Restrictive Agreements................................................      48
SECTION 6.05.               Leverage Ratio........................................................      49
SECTION 6.06.               Interest Coverage Ratio...............................................      49


                                   ARTICLE VII

                                Events of Default.................................................      50


                                  ARTICLE VIII

                            The Administrative Agent..............................................      52


                                   ARTICLE IX

                                    Guarantee.....................................................      54



                                    ARTICLE X

                                  Miscellaneous


SECTION 10.01.              Notices...............................................................      56
SECTION 10.02.              Waivers; Amendments...................................................      57
SECTION 10.03.              Expenses; Indemnity; Damage Waiver....................................      58
SECTION 10.04.              Successors and Assigns................................................      59
SECTION 10.05.              Survival..............................................................      63
SECTION 10.06.              Counterparts; Integration;
                              Effectiveness.......................................................      63
SECTION 10.07.              Severability..........................................................      64
SECTION 10.08.              Right of Setoff.......................................................      64
SECTION 10.09.              Governing Law; Jurisdiction; Consent
                              to Service of Process...............................................      64
SECTION 10.10.              WAIVER OF JURY TRIAL..................................................      65
SECTION 10.11.              Headings..............................................................      65
SECTION 10.12.              Confidentiality.......................................................      65
SECTION 10.13.              Interest Rate Limitation..............................................      66
SECTION 10.14.              Conversion of Currencies..............................................      66

SCHEDULES:

Schedule 2.01  -- Commitments

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Simpson Thacher & Bartlett
Exhibit B-2 -- Form of Opinion of Goodman Phillips & Vineberg
Exhibit B-3 -- Form of Opinion of Barnes & Thornburg

                                    CREDIT AGREEMENT dated as of October 21,
                           1998, among JOSEPH E. SEAGRAM & SONS, INC., THE SEAGRAM COMPANY LTD., J.E. SEAGRAM CORP., the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, CITIBANK, N.A., as Syndication Agent and BANK OF AMERICA NT & SA and BANK OF MONTREAL, as Co-Documentation Agents.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition" means the acquisition by Seagram, directly and/or through its Subsidiaries, of not less than 75% of the issued and outstanding capital stock of Polygram from Philips Electronics N.V. and other public stockholders for consideration consisting of common shares of Seagram and cash payments.

         "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is under common Control with the Person specified.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt; provided, that (i) before the Termination Date, on any date when outstanding Loans (including Competitive Loans) exceed 50% of the aggregate Commitments, or (ii) after the Termination Date, on any date when outstanding Loans exceed 50% of the aggregate Commitments in effect immediately prior to the Termination Date, the Eurodollar Spread otherwise applicable to all outstanding Revolving Loans or Special Term Loans, as the case may be, shall be increased by 0.075%:

==========================================================================
                                     Eurodollar             Facility Fee
      Index Debt Ratings:              Spread                   Rate
--------------------------------------------------------------------------
         Category 1
     Greater than = A-/A3              0.230%                  0.070%
--------------------------------------------------------------------------
         Category 2
          BBB+/Baa1                    0.270%                  0.080%
--------------------------------------------------------------------------
         Category 3
          BBB/Baa2                     0.300%                  0.100%
--------------------------------------------------------------------------
         Category 4
          BBB-/Baa3                    0.330%                  0.120%
--------------------------------------------------------------------------
         Category 5
           BB+/Ba1                     0.450%                  0.175%
--------------------------------------------------------------------------
         Category 6                    0.550%                  0.200%
     Less than BB+/Ba1
==========================================================================

         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. Notwithstanding the foregoing, if as of the Effective Date any rating agency shall not have changed or affirmed its rating of the Index Debt to give effect to the Acquisition, then such rating agency shall be deemed to have in effect a rating in Category 3 until such rating agency changes or affirms its rating of the Index Debt to give effect to the Acquisition.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction at any time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Borrower, any Guarantor or any Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Joseph E. Seagram & Sons, Inc., an Indiana corporation.

         "Borrower Existing Credit Agreement" means the Credit Agreement dated as of November 23, 1994, among the Borrower, The Seagram Company Ltd., as guarantor, J.E. Seagram Corp., as guarantor, The Chase Manhattan Bank (formerly Chemical Bank), as administrative agent, Citibank, N.A., as syndication agent, Bank of Montreal, as documentation agent, and the banks party thereto, as the same has been and may be amended and in effect from time to time.

         "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property or moveable or immoveable property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change in Control" means (a)(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than the Existing Controlling Interests, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Seagram; and (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors by Persons who were neither (A) nominated by the board of directors of Seagram nor (B) appointed by directors so nominated; or (b) the failure of Seagram to own and control, directly or through wholly-owned Subsidiaries, shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19(e) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $6,500,000,000.

         "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

         "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

         "Competitive Loan" means a Loan made pursuant to Section 2.04.

         "Consenting Lenders" has the meaning set forth in Section 2.19 (c).

         "Consolidated Total Assets" means, with respect to any Person at any time, the total assets of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time (by way of the expiration of any applicable grace period or otherwise) or both would, unless cured or waived, become an Event of Default.

         "dollars" or "$" refers to lawful money of the United States of America.

         "EBITDA" means, with respect to any Person for any period, the consolidated net income of such Person and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization expense, (d) extraordinary losses,
(e) non-recurring, non-cash charges; provided that if any such non-recurring, non-cash charges result in cash payments in the future, such cash payments shall be deducted from EBITDA in the period when paid, (f) non-recurring charges relating to the acquisition and integration of Polygram in an aggregate amount of up to $750,000,000 and (g) in the case of the consolidated EBITDA of Seagram and its Subsidiaries, the EBITDA attributable to (i) the minority interests existing on the date of this Agreement of Matsushita Electric Industrial Co., Ltd. and its subsidiaries ("Matsushita") in Subsidiaries of Seagram (the "Existing Minority Investments") and (ii) minority interests in Subsidiaries of Seagram acquired after the date of this Agreement by Matsushita to the extent acquired in exchange for Existing Minority Investments and not attributable to any new investments by Matsushita minus, to the extent added in computing such consolidated net income for such period, the sum (without duplication) of (a) consolidated interest income, (b) extraordinary gains and (c) non-recurring, non-cash gains; provided that (a) EBITDA shall include any EBITDA attributable to any investment accounted for by the "equity" method of accounting, but shall exclude any income or loss attributable to any such investment to the extent reflected in the consolidated net income of such Person and (b) for purposes of calculating the Leverage Ratio for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, the consolidated EBITDA of Seagram and its Subsidiaries shall include the historical EBITDA of Polygram as if the Acquisition had occurred on the first day of each such relevant period for testing compliance with the Leverage Ratio.

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or either Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower, either Guarantor or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, either Guarantor or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower, either

Guarantor or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower, either Guarantor or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower, either Guarantor or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or a Guarantor hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) (other than (A) any withholding tax imposed on any payment by Seagram and (B) any withholding tax imposed on any payment by the Borrower or a Guarantor to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.16(a)), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

         "Existing Controlling Interests" means each Person (including, in the case of such a Person that is a trust, the individual beneficiaries of such trust and Affiliates and subsidiaries thereof) (other than Seagram's directors and executive officers as a group) set forth in the Form S-4 as having beneficial ownership as of June 30, 1998 (and prior to giving effect to the Acquisition) of more than 10% of the outstanding shares of common stock of Seagram and includes any combination of such Persons.

         "Existing Credit Agreements" means the Borrower Existing Credit Agreement and the Seagram Existing Credit Agreement.

         "Existing Maturity Date" has the meaning set forth in Section 2.20(a).

         "Existing Minority Investments" has the meaning set forth in the definition of EBITDA.

         "Existing Termination Date" has the meaning set forth in Section
2.19(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

         "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

         "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower or any Guarantor is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Form S-4" means the registration statement on Form S-4 of Seagram filed with the Securities and Exchange Commission in connection with the registration of the exchange offer for the shares of Polygram, as declared effective by the Securities and Exchange Commission.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantors" means, collectively, Seagram and, prior to the Release Date, J.E. Seagram Corp., a Delaware corporation.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" of any Person means, all obligations of such Person for borrowed money, including (a) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (b) all Guarantees by such Person of Indebtedness of others, (c) all Capital Lease Obligations of such Person and (d) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of Seagram that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

         "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for Seagram and its consolidated Subsidiaries for such period to (b) Interest Expense for such period.

         "Interest Expense" means, for any period, the interest expense of Seagram and its consolidated Subsidiaries for such period, determined on an consolidated basis in accordance with GAAP.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

         "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, subject to availability, nine or twelve months) thereafter, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "Leverage Ratio" means, with respect to the last day of any fiscal quarter, the ratio of (a) Total Debt at such time to (b) EBITDA for Seagram and its consolidated Subsidiaries for the most recent period of four consecutive fiscal quarters of Seagram ended at such time.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the average rate (rounded upward, if necessary, to the next 1/16th of one percent) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset of a Person that is or would be required to be reflected on a consolidated balance sheet of such Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

         "Loans" means the loans (other than Money Market Loans) made by the Lenders to the Borrower pursuant to this Agreement.

         "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations or condition (financial or otherwise), of Seagram and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or either Guarantor to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

         "Material Indebtedness" means Indebtedness (other than the Loans and loans under the Existing Credit Agreements), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower, the Guarantors and the Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower, any Guarantor or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower, such Guarantor or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Material Subsidiary" means, at any time, any Subsidiary (a) the Consolidated Total Assets of which exceed 5% of the Consolidated Total Assets of Seagram and its consolidated Subsidiaries as of the end of the most recent fiscal quarter of Seagram ended at or prior to such time or (b) the operating income of which exceeds 5% of the operating income of Seagram and its consolidated Subsidiaries for the most recent period of four consecutive fiscal quarters of Seagram at or prior to such time.

         "Matsushita" has the meaning set forth in the definition of EBITDA.

         "Maturity Date" means the Termination Date (subject to extension as provided in Section 2.20(b)).

         "Maturity Date Extension Notice" has the meaning set forth in Section 2.20(b).

         "Money Market Borrower" has the meaning set forth in Section 2.05.

         "Money Market Loan" means a loan made by a Lender to a Money Market Borrower in accordance with Section 2.05.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Non-Extending Lender" has the meaning set forth in Section 2.19(b).

         "Obligations" has the meaning set forth in Article IX.

         "Other Taxes" means any and all present or future stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, servitudes, rights-of-way and similar encumbrances on real or immoveable property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Polygram" means Polygram N.V.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York

City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Reference Banks" means Bank of America NT&SA, The Chase Manhattan Bank and Citibank, N.A. or any other Person hereafter appointed as a Reference Bank pursuant to Section 2.12(g).

         "Register" has the meaning set forth in Section 10.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release Date" has the meaning set forth in Article IX.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

         "Restricted Property Amount" has the meaning set forth in Section 6.04.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Revolving Loans at such time.

         "Revolving Loan" means a Loan made pursuant to Section 2.03.

         "Sale and Lease-Back Transaction" shall mean any arrangement, directly or indirectly, with any Person whereby such Person shall sell or transfer any property, real or personal, moveable or immoveable, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         "Seagram" means The Seagram Company Ltd., a Canadian corporation.

         "Seagram Existing Credit Agreement" means the Credit Agreement dated as December 21, 1994, among Seagram, Bank of Montreal, as administrative agent, and the banks party thereto, as the same has been and may be amended and in effect from time to time.

         "S&P" means Standard & Poor's Ratings Service.

         "Special Term Loans" has the meaning set forth in Section 2.20(b).

         "Statutory Reserve Rate" means, with respect to any Lender for any Interest Period, the aggregate of the maximum reserve percentages applicable for each day during such Interest Period (including any marginal, special, emergency or supplemental reserves) expressed as a percentage established by the Board to which such Lender is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

         "Subsidiary" means a subsidiary of the Borrower or a Guarantor, as the context requires.

         "Substitute Lender" has the meaning set forth in Section 2.19(b).

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Termination Date" means October 20, 1999 (subject to extension as provided in Section 2.19).

         "Total Debt" means, at any date, all Indebtedness of Seagram and its consolidated Subsidiaries at such date which at such time would be required to be reflected as a liability on a consolidated balance sheet of Seagram and its consolidated Subsidiaries prepared in accordance with GAAP.

         "Transactions" means (a) the execution, delivery and performance by the Borrower and each Guarantor of this Agreement, the borrowing by the Borrower of Loans and the use of the proceeds thereof and (b) the Acquisition.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, a Fixed Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the Revolving Credit Exposure plus the aggregate principal amount of outstanding Money Market Loans of such Lender exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

         (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith.

         (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled (i) to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date or (ii) to request any Revolving Borrowing in an aggregate amount that, after giving effect to actual repayments of Money Market Loans on or prior to the date of such Borrowing, would result in any Lender being unable to fund its pro rata share of such Borrowing based on the aggregate Commitments then in effect.

         SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. Nothing contained herein shall be deemed to prohibit the Borrower from requesting that multiple Borrowings be made on the same date.

         SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative

Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

         (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Borrower and the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

         (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

         (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid,
(ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate for the same Interest Period, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause
(iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless the principal amount of such Competitive Loan is an integral multiple of $1,000,000; provided further that in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv), the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

         (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

         (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

         SECTION 2.05. Money Market Loans. (a) The Borrower and its Subsidiaries (for purposes of this Section, each such Person is referred to herein as a "Money Market Borrower") may at any time and from time to time request any one or more of the Lenders to make offers to make Money Market Loans to such Money Market Borrower on any Business Day during the Availability Period in the manner set forth below. Each such Lender may, but shall have no obligation to, make such offer, and the applicable Money Market Borrower may, but shall have no obligation to, accept any such offer in the manner set forth in this Section.

         (b) In the event that a Money Market Borrower desires to borrow a Money Market Loan from a Lender, a Money Market Borrower shall request that such Lender provide a quotation to such Money Market Borrower of the terms under which such Lender would be willing to provide such Money Market Loan.

         (c) In the event that a Money Market Borrower elects to accept a Lender's offer for a Money Market Loan, such Money Market Borrower shall provide telephonic notice to such Lender of its election no later than 30 minutes after the time that such offer was received by such Money Market Borrower. The failure of a Money Market Borrower to provide such notice of acceptance in a timely manner shall be deemed to constitute a rejection of the offer of such Lender. Any Money Market Loan to be made by a Lender pursuant to this Section shall be made by the applicable Lender crediting an account specified by the applicable Money Market Borrower with the amount of such advance in same day funds promptly upon receipt of such Money Market Borrower's timely acceptance of the offer of such Lender with respect to such Money Market Loan.

         (d) The Borrower agrees to forward to the Lender with respect to a Money Market Loan written evidence of such Money Market Loan by providing, on the date upon which such Money Market Loan is made, documents, in form and substance acceptable to both the Borrower and such Lender, executed and delivered by a duly authorized office of the applicable Money Market Borrower, confirming the amount so borrowed, the rate of interest applicable thereto and the maturity thereof (with such Money Market Loan being due and payable on such date of maturity); provided that the failure of the Borrower to provide such documents shall not impair the obligation of the applicable Money Market Borrower to repay any Money Market Loan borrowed by it. All borrowings pursuant to this Section shall bear interest at the rate quoted to the applicable Money Market Borrower by the relevant Lender in its quotation described in clause (b) above, regardless of any change in the interest rate between the time of quoting and the time of borrowing.

         (e) Upon the occurrence and during the continuance of an Event of Default, each Lender that has Money Market Loans outstanding may declare its Money Market Loans (with any applicable interest thereon) to be immediately due and payable without the consent of, or notice to, any other Lender; provided that if such event is an Event of Default specified in clause (i) or (j) of
Article VII with respect to the Borrower, such Lender's Money Market Loans (and any applicable interest thereon) shall automatically become immediately due and payable.

         (f) Each Lender that shall make a Money Market Loan pursuant to this Section shall promptly notify the Administrative Agent of the amount and term of such Money Market Loan.

         (g) The Borrower and any Lender may at any time and from time to time enter into written agreements that provide for procedures for soliciting and extending Money Market Loans that differ from those specified in paragraphs (b) and (c) of this Section. As between the Borrower and such Lender such agreements shall supersede the provisions of such paragraphs to the extent specified therein.

         (h) Notwithstanding anything to the contrary contained herein, Money Market Loans shall not be deemed extensions of credit hereunder and the rights and obligations of the Borrower in respect of Money Market Loans shall not be deemed rights and obligations of the Borrower hereunder; provided that Money Market Loans shall be considered to be extensions of credit under this Agreement for purposes of determining availability of Revolving Loans pursuant to Section 2.01.

         (i) In the event that the availability of any Lender's Commitment has been reduced pursuant to Section 2.01 on account of Money Market Loans made by it to a level that is insufficient to permit such Lender to lend its ratable share of any Revolving Borrowing requested by the Borrower hereunder (based upon the aggregate Commitments then in effect, regardless of the extent to which utilized or available), the applicable Money Market Borrower shall repay such Lender's Money Market Loans simultaneously with or prior to such Revolving Borrowing (which repayment may be financed with the proceeds of such Revolving Borrowing) by the amount necessary to cause its unused Commitment (before giving effect to such Revolving Borrowing, but after giving effect to the proposed application of the proceeds thereof to the repayment of Money Market Loans) to be at least equal to its ratable share of such requested Revolving Borrowing.

         SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans; provided that the Administrative Agent shall not seek such compensation from the Borrower unless such Lender has not actually made its share of the Borrowing available to the Administrative Agent within 3 Business Days after the relevant borrowing date. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

         SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Termination Date.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (A) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments or (B) the Revolving Credit Exposure plus the aggregate principal amount of outstanding Money Market Loans of any Lender would exceed such Lender's Commitment.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan (or, if applicable, Special Term Loan) made by such Lender on the Maturity Date applicable to such Lender and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan made by such Lender on the last day of the Interest Period applicable to such Loan.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

         SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Loans outstanding (whether Revolving Loans or Special Term Loans) after its Commitment terminates, then such facility fee shall continue to accrue on the daily outstanding principal amount of such Loans from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any

Loans outstanding. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees (other than facility fees accruing on the outstanding principal amount of Special Term Loans) accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest
(i) in the case of a Eurodollar Revolving Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

         (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

         (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or, in accordance with paragraph (g) below, LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby by 10:30 a.m., New York City time, on the day such quotations are required to be furnished hereunder. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant LIBO Rate on the basis of the quotations, if any, furnished by the remaining Reference Banks and, in the event that all Reference Banks fail to so furnish a quotation, on the basis of such other information as the Administrative Agent in its sole discretion shall deem appropriate. If any Reference Bank assigns all its Commitment and Revolving Loans to an unaffiliated institution, the Administrative Agent shall, in consultation with the Borrower, appoint another Lender to act as a Reference Bank hereunder. If the Borrower replaces or removes a Lender (which is also a Reference Bank) pursuant to the terms of this Agreement, the Administrative Agent shall, in consultation with the Borrower, appoint a replacement Reference Bank.

         SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that, (a) in the case of such a notice with respect to a Eurodollar Competitive Loan, the Borrower may (at its option) elect to borrow such Loan from such Lender, based upon a LIBO Rate which is mutually agreed upon by the Borrower and such Lender and (b) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby.

         SECTION 2.14. Additional Interest on Eurodollar Loans; Increased Costs.
(a) The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Loan of such Lender during such periods as such Loan is a Eurodollar Loan, from the date of such Loan until the principal amount of such Eurodollar Loan is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Statutory Reserve Rate applicable to such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Loan.

         (b) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in additional interest pursuant to paragraph (a) above); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then (except to the extent that such cost or reduction already is reflected in the LIBO Rate applicable to such Loan) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (c) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (d) A certificate of a Lender setting forth the additional interest or the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Borrower (accompanied by a reasonably detailed description of the basis of such claim) and shall be conclusive absent manifest error. In the case of paragraphs (b) and (c) above, the Borrower shall pay such Lender the amount shown as due on any such certificate promptly following receipt thereof.

         (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any reserves, increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of such event or the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the event or Change in Law giving rise to such reserves, increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

         SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan other than a Competitive Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any

Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or a Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or a Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor, as the case may be, shall make such deductions and (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower and each Guarantor, as applicable, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower and each Guarantor, as applicable, shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or a Guarantor hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such

Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower or such Guarantor, as the case may be, by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower or such Guarantor, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower or a Guarantor is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower or such Guarantor, as applicable (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or such Guarantor, as applicable, as will permit such payments to be made without withholding or at a reduced rate; provided, that such Foreign Lender has received written notice from the Borrower or such Guarantor, as applicable, advising it of the availability of such exemption or reduction and attaching all applicable documentation.

         (f) If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or a Guarantor or with respect to which the Borrower or a Guarantor has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower or applicable Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or applicable Guarantor under this
Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower or applicable Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount refunded to the Borrower or applicable Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower, any Guarantor or any other Person.

         SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower or either Guarantor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Notwithstanding the foregoing, no Lender which receives a payment of principal or interest on its applicable Maturity Date shall be obligated to share such payment with any Lender to whom an analogous payment is not then due and payable. The Borrower and each Guarantor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or such Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor, as the case may be, in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.18. Mitigation Obligations; Termination or Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.14 (other than paragraph (a) thereof) or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may within 90 days of such event, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) if no Default shall have occurred and be continuing, prepay (without regard to any provisions hereof that require prepayments to be made ratably among the Lenders) in full all Loans of such Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and terminate the Commitment of such Lender in full or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 2.19. Extension of Termination Date. (a) The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not more than 45 days prior to the Termination Date at any time in effect (the "Existing Termination Date") request that the Lenders extend the Termination Date for an additional period of 364 days from the Existing Termination Date. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day prior to such Existing Termination Date, advise the Borrower whether or not it agrees to such extension on the terms set forth in such notice. Any Lender that has not so advised the Administrative Agent by the 20th day prior to such Existing Termination Date (or such later date as the Administrative Agent and the Borrower shall otherwise agree) shall be deemed to have declined to agree to such extension.

         (b) The Borrower shall have the right at any time prior to the Existing Termination Date, to (i) require any Lender which shall have advised or been deemed to advise the Borrower that it will not agree to an extension of the Existing Termination Date (each a "Non-Extending Lender") to transfer without recourse prior to the termination of its Commitment (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement in respect of Commitments and Revolving Loans to one or more other banks or financial institutions (any such bank or other financial institution being called a "Substitute Lender"), which may include any Lender; provided that such Substitute Lender, if not already a Lender hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Lender hereunder, (ii) if no Default shall have occurred and be continuing, prepay (without regard to any provisions hereof that require prepayments to be made ratably among the Lenders) in full all Loans of a Non-Extending Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and terminate the Commitment of such Lender in full or (iii) if no Default shall have occurred and be continuing, extend the Maturity Date applicable to such Non-Extending Lender pursuant to the provisions of Section 2.20(c).

         (c) The Existing Termination Date for those Lenders (including Substitute Lenders) consenting (the "Consenting Lenders") to an extension in accordance with paragraph (a) or (b) above, as applicable, shall be automatically extended for an additional period of 364 days and the Commitment of each Non-Extending Lender (after giving effect to each termination, transfer and assignment pursuant to paragraph (b)(ii) above) shall either (i) terminate in accordance with paragraph (b) above or (ii) remain in effect until the Existing Termination Date in effect prior to giving effect to any extension pursuant to this Section.

         (d) The decision to agree or withhold agreement to any extension of the Existing Termination Date hereunder shall be at the sole discretion of each Lender.

         (e) If the Commitments of one or more Non-Extending Lenders have been terminated hereunder (either as a result of the Borrower's election to terminate any such Commitments pursuant to paragraph (b)(ii) above or the occurrence of the Termination Date with respect to any such Commitments), the Borrower may at any time, by prior written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the aggregate Commitments of the Consenting Lenders be increased by an amount not in excess of the aggregate amount of Commitments of Non-Extending Lenders terminated as described above. Such notice shall set forth the amount of the requested increase in the aggregate Commitments and the date on which such increase is requested to become effective (which shall be not less than 25 days after the date of such notice), and shall offer each

Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment). In the event that, on the 10th day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the aggregate Commitments requested by the Borrower, the Borrower may arrange for one or more Substitute Lenders, which may include any Lender, to extend Commitments or increase their existing Commitments, as the case may be, in an aggregate amount equal to the unsubscribed amount, provided that each Substitute Lender, if not already a Lender hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and each Substitute Bank shall execute all such documentation as the Administrative Agent shall specify to evidence its Commitment and its status as a Lender hereunder. Increases and new Commitments created pursuant to this paragraph shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (a) on the date of such increase, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an appropriate officer of the Borrower, (b) on the date of such increase, no Revolving Loans shall be outstanding and (c) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) such opinions of counsel, instruments and other documents as it shall reasonably have requested to evidence the power and authority of the Borrower to borrow hereunder after giving effect to such increase. Notwithstanding the foregoing, in no event shall the Commitments be increased to an amount in excess of $6,500,000,000 less the amount of Commitment reductions effected pursuant to Section 2.08(b).

         SECTION 2.20. Extension of Maturity Date. (a) If the Existing Termination Date with respect to the Commitment of any Lender shall be extended pursuant to Section 2.19, then the Maturity Date at any time in effect (the "Existing Maturity Date") with respect to the Revolving Loans of such Lender shall be automatically extended to the date 364 days after such Existing Maturity Date.

         (b) If the Existing Termination Date shall not be extended pursuant to
Section 2.19, then (unless a Default has occurred and is continuing) the Borrower may elect to extend the Existing Maturity Date with respect to Revolving Loans outstanding on the Existing Termination Date to the date two years after such

Existing Maturity Date by delivering an extension notice (a "Maturity Date Extension Notice") to the Administrative Agent (which shall promptly deliver a copy of such Maturity Date Extension Notice to each Lender) not later than 10 days prior to the Existing Termination Date. If a Maturity Date Extension Notice shall be delivered in accordance with this paragraph, then (i) the Maturity Date with respect to Revolving Loans outstanding on the Termination Date shall be automatically extended to the date two years after the Termination Date, (ii) the principal amount of all Revolving Loans outstanding on the Termination Date shall remain outstanding as term loans (the "Special Term Loans") which mature on the date two years after the Termination Date, (iii) all Competitive Loans of all Lenders (other than the Competitive Loans of any Lenders who otherwise agree) shall be paid in full on or prior to the Termination Date and (iv) all Commitments shall terminate on the Termination Date.

         (c) If an Existing Termination Date shall be extended pursuant to
Section 2.19, but there shall remain outstanding any Revolving Loans of any Non-Extending Lenders (after giving effect to any terminations, transfers or assignments pursuant to Section 2.19(b)) then (unless a Default shall have occurred and be continuing) the Borrower may elect to extend the Existing Maturity Date applicable to the Revolving Loans of such Non-Extending Lender outstanding on the Existing Termination Date to the date two years after the Existing Maturity Date for such Revolving Loans by delivering a Maturity Date Extension Notice to the Administrative Agent (which shall promptly deliver a copy of such Maturity Date Extension Notice to such Non-Extending Lenders) not later than 10 days prior to the Existing Termination Date applicable to such Non-Extending Lenders' Revolving Loans. If a Maturity Date Extension Notice shall be delivered in accordance with this paragraph, then (i) the Existing Termination Date with respect to the Commitments of the Consenting Lenders shall be extended in accordance with Section 2.19, (ii) the Commitments of the Non-Extending Lenders (after giving effect to any termination, transfer or assignment pursuant to Section 2.19(b)) shall terminate, (iii) the Maturity Date applicable to the outstanding Revolving Loans of the Non-Extending Lenders shall be extended to the date two years after the Existing Termination Date, (iv) the principal amount of all Revolving Loans of the Non-Extending Lenders outstanding on the Existing Termination Date (after giving effect to any termination, transfer or assignment pursuant to Section 2.19(b)) shall remain outstanding as Special Term Loans which mature on the date two years after the Existing Termination Date and (v) all Competitive Loans of the Non-Extending Lenders shall be paid in full on or prior to the Existing Termination Date; provided that the Revolving Loans of Lenders other than the Non-Extending Lenders shall not be deemed Special Term Loans.

         (d) If any Revolving Loans shall remain outstanding as Special Term Loans pursuant to paragraph (b) or (c) above, such Special Term Loans shall continue to constitute Loans for all purposes of this Agreement (including
Section 2.11).

                                   ARTICLE III

                         Representations and Warranties

         The Borrower and each of the Guarantors represents and warrants to the Lenders that:

         SECTION 3.01. Organization; Powers. The Borrower, each Guarantor and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's and each Guarantor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and each Guarantor and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, subject to general principles of equity regardless of whether considered in a proceeding in equity or at law and subject to any applicable obligation of good faith contained in Section 1-203 of the Uniform Commercial Code of the State of New York.

         SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower, either Guarantor or any Material Subsidiary or any order of any Governmental Authority, and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, either Guarantor or any Material Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower, either Guarantor or any Material Subsidiary, except where such violation or default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows for Seagram as of and for the fiscal year ended June 30, 1998, reported on by Price Waterhouse, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Seagram and its consolidated Subsidiaries as of such date and for such periods in accordance with GAAP.

         (b) Since June 30, 1998, there has been no material adverse change in the business, operations or condition (financial or otherwise), of Seagram and its Subsidiaries, taken as a whole.

         SECTION 3.05. Properties. (a) The Borrower, each Guarantor and each Material Subsidiary has good title to, or valid leasehold interests in, all its real and personal property, except where any such failure, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         (b) The Borrower, each Guarantor and each Material Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of Seagram and its Subsidiaries, taken as a whole, and the use thereof by the Borrower, each Guarantor and each Material Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or either Guarantor, threatened against or affecting the Borrower, either Guarantor or any Material Subsidiary (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those matters disclosed in filings with the Securities and Exchange Commission) or (b) that involve the validity or enforceability of this Agreement or the Transactions.

         SECTION 3.07. Compliance with Laws. The Borrower, each Guarantor and each Material Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor either Guarantor is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. Disclosure. Neither the Form S-4 on the date it becomes effective, the Borrower's and the Guarantors' filings with the Securities and Exchange Commission on the date filed nor any of the other reports, financial statements, certificates or other information delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower and the Guarantors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.11. Regulation U and X. The making of the Loans and the use of the proceeds thereof will not violate Regulation U or X of the Board.

         SECTION 3.12. Pari Passu Ranking. The obligations of the Borrower and each Guarantor under this Agreement rank at least pari passu in priority of payment with all other unsecured Indebtedness of the Borrower and each Guarantor, respectively.

         SECTION 3.13. Year 2000. The computer and management information systems of Seagram and its Subsidiaries will be programmed and/or reprogrammed prior to December 31, 1999, such that the occurrence of January 1, 2000, will not cause malfunctions of such computer and management information systems which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.


                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Simpson Thacher & Bartlett, counsel for the Borrower and the Guarantors, substantially in the form of Exhibit B-1, (ii) Barnes & Thornburg, special Indiana counsel for the Borrower, substantially in the form of B-2 and (iii) Goodman

         Phillips & Vineberg, Canadian counsel for Seagram, substantially in the form of B-3. The Borrower and the Guarantors hereby request such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, each Guarantor, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Acquisition shall have been consummated in accordance with applicable law and in a manner and with consequences not materially different from the description thereof in the Form S-4.

                  (e) The Lenders shall have received a pro forma balance sheet of Seagram as of June 30, 1998, and a pro forma consolidated income statement of Seagram for the period from July 1, 1997, through June 30, 1998, after giving effect to the Transactions and the consummation of the other transactions contemplated hereby as if they had occurred on the date of such balance sheet and at the beginning of the period covered by such income statement, respectively, and such balance sheet and income statement shall not be materially inconsistent with the information and projections previously provided to the Lenders.

                  (f) The Existing Credit Agreements shall have been amended and restated in order to conform, to the reasonable satisfaction of the Administrative Agent, the representations, warranties, covenants, events of default, financial terms and certain other terms of the Existing Credit Agreements to those of this Agreement.

                  (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on March 31, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower and each Guarantor on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower and each Guarantor covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 120 days after the end of each fiscal year of Seagram and the Borrower either (i) the Reports of Seagram and the Borrower to the Securities and Exchange Commission on Form 10-K for such year, or (ii) if such Report of Seagram or the Borrower shall not be prepared for such year, such Person's audited consolidated balance sheet and related statements of operations and retained earnings and of cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Person and it s consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Seagram and the Borrower either
         (i) the Reports of Seagram and the Borrower to the Securities and Exchange Commission on Form 10-Q for such quarter, or (ii) if such Report of Seagram or the

         Borrower shall not be prepared for such quarter, such Person's consolidated balance sheet and related statements of operations and retained earnings and of cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.05 and 6.06 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has had a material effect on the financial reporting of Seagram and its Subsidiaries and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic reports and proxy statements filed by the Borrower, any Guarantor or any Material Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Seagram to its shareholders generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, any Guarantor or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

         SECTION 5.02. Notices of Material Events. Upon obtaining knowledge thereof, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Existence; Conduct of Business. The Borrower and each Guarantor will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.02.

         SECTION 5.04. Payment of Taxes. The Borrower and each Guarantor will, and will cause each of its Subsidiaries to, pay its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower, such Guarantor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and
(c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05. Maintenance of Insurance. The Borrower and each Guarantor will, and will cause each Material Subsidiary to maintain, with financially sound and reputable insurance companies, insurance against loss or damage to its property in accordance with good business practice, or at the option of Borrower or a Guarantor, in lieu of all or any part of such insurance, maintain, or cause each Material Subsidiary to maintain, by means of adequate insurance reserves currently set aside or maintained out of earnings or surplus, a system of self-insurance with respect to such properties and against such risks.

         SECTION 5.06. Books and Records; Inspection Rights. The Borrower and each Guarantor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower and each Guarantor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (acting through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, during the continuance of an Event of Default, independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.07. Compliance with Laws. The Borrower and each Guarantor will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes of Seagram and its Subsidiaries, including for the financing of the Acquisition and/or the back up of commercial paper (including commercial paper issued to provide initial financing for the Acquisition).


                                   ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower and each Guarantor covenants and agrees with the Lenders that:

         SECTION 6.01. Liens and Sale and Lease-Back Transactions. The Borrower and each Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, or enter into any Sale and Lease-Back Transaction involving real property, plant and equipment, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower, any Guarantor or any Subsidiary existing on the date hereof;

         provided that (i) such Lien shall not apply to any other property or asset of the Borrower, any Guarantor or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower, any Guarantor or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower, any Guarantor or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than to capitalize accrued interest and fees thereon and any refinancing costs);

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower, any Guarantor or any Subsidiary (including, without limitation, capital leases); provided that (i) such security interests secure only Indebtedness incurred to acquire, construct or improve such assets and the Indebtedness secured thereby is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) such security interests shall not apply to any other property or assets of the Borrower, any Guarantor or any Subsidiary;

                  (e) Sale and Lease-Back Transactions involving real property, plant and equipment to the extent that the aggregate Attributable Debt on account of such Sale and Lease-Back Transactions, when added to (A) the aggregate principal amount of Indebtedness secured at such time by Liens permitted only pursuant to paragraph (f) of this Section and (B) the Restricted Property Amount at such time under Section 6.04, does not exceed 15% of the Consolidated Total Assets of Seagram at such time; and

                  (f) other Liens to secure Indebtedness of the Borrower, the Guarantors and the Subsidiaries; provided that the aggregate principal amount of Indebtedness so secured, when added to (A) the aggregate Attributable Debt of Sale and Lease-Back Transactions permitted only by paragraph (e) of this Section and (B) the Restricted Property Amount at such time under Section 6.04, does not exceed 15% of the Consolidated Total Assets of Seagram at such time.

         SECTION 6.02. Fundamental Changes. The Borrower and each Guarantor will not merge into or consolidate with any other

Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (a) any Person may merge into the Borrower or a Guarantor in a transaction in which the Borrower or such Guarantor, as the case may be, is the surviving corporation or
(b) the Borrower or a Guarantor, as the case may be, may merge into Seagram or a wholly-owned Subsidiary of Seagram in a transaction in which Seagram or such wholly-owned Subsidiary is the surviving corporation; provided that Seagram or such wholly-owned Subsidiary shall expressly assume all the duties and obligations of the Borrower or such Guarantor, as the case may be, to be performed or observed under this Agreement. Seagram will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the assets of Seagram and its Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired).

         SECTION 6.03. Transactions with Affiliates. The Borrower and each Guarantor will not, and will not permit any of their Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any Affiliate of Seagram, except in the ordinary course of business, at prices and on terms and conditions not less favorable to the Borrower, such Guarantor or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties. For purposes of this Section 6.03, a Subsidiary shall be deemed not to be an Affiliate of Seagram.

         SECTION 6.04. Restrictive Agreements. The Borrower and each Guarantor will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower, any Guarantor or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower, any Guarantor or any other Subsidiary or to Guarantee Indebtedness of the Borrower, any Guarantor or any other Subsidiary, except to the extent that such prohibition, restriction or condition, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that (i) the foregoing shall not apply to prohibitions, restrictions and conditions imposed by applicable law or regulation or by this Agreement or an Existing Credit Agreement, (ii) the foregoing shall not apply to prohibitions, restrictions and conditions existing on the date hereof (but shall apply to any amendment or modification expanding the scope of any such prohibition, restriction or condition), (iii) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in agreements relating to the sale of property, assets or a Subsidiary pending such sale, provided such prohibitions, restrictions and conditions apply only to the property, assets or Subsidiary, as the case may be, that is to be sold and such sale is not prohibited hereunder,
(iv) clause (a) of the foregoing shall not apply to prohibitions, restrictions and conditions arising in connection with contractual arrangements relating to the acquisition, financing, license, syndication, sale, transfer or other disposition of intellectual property (including, without limitation, films, television programming and music); provided that such prohibitions, restrictions and conditions apply only to the specific assets which are subject to such contractual arrangements, (v) clause (a) of the foregoing shall not apply to prohibitions, restrictions and conditions arising pursuant to contractual arrangements (other than arrangements with respect to Indebtedness) relating to specific items of property entered into in the ordinary course of business; provided that (x) such prohibitions, restrictions and conditions apply only to such specific items of property which are subject to such contractual arrangements and (y) if the aggregate amount of property subject to such prohibitions, restrictions or conditions exceeds 5% of the Consolidated Total Assets of Seagram at any time, the amount of such excess (the "Restricted Property Amount"), when added to (A) the aggregate principal amount of Indebtedness secured by Liens permitted only by paragraph (f) of Section 6.01 and (B) the aggregate amount of Attributable Debt of Sale and Lease-Back Transactions permitted only by paragraph (e) of Section 6.01 shall not exceed 15% of the Consolidated Total Assets of Seagram at such time, (vi) clause (a) of the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such prohibitions, restrictions or conditions apply only to the property or assets securing such Indebtedness and (vii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 6.05. Leverage Ratio. The Leverage Ratio will not exceed (a)
5.25 to 1.00 for the period from March 31, 1999 through September 30, 1999, (b)
4.50 to 1.00 for the period from October 1, 1999 through September 30, 2000 and
(c) 3.50 to 1.00 thereafter.

         SECTION 6.06. Interest Coverage Ratio. The Interest Coverage Ratio for any period of four consecutive fiscal quarters of Seagram ending on any date falling in the periods set forth below will not be less than (a) 2.50 to 1.00 for the period from and including March 31, 1999 through March 31, 2000 and (b)
3.00 to 1.00 thereafter.

                                   ARTICLE VII

                                Events of Default

         If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any Subsidiary in this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02
         (a) or 5.03 (with respect to the Borrower's existence) or in Article
         VI;

                  (e) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower, any Guarantor or any Subsidiary shall fail to make any payment (after giving effect to any applicable grace period) in respect of the principal or interest of Indebtedness under either Existing Credit Agreement, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or the Borrower, any Guarantor or any Subsidiary shall fail to repay the principal of any Material Indebtedness upon its final maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Indebtedness under either Existing Credit Agreement or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Guarantor or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or
         (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) the Borrower, any Guarantor or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (k) the Borrower, any Guarantor or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (l) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower, any Guarantor, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall attach or levy upon any assets of the Borrower, any Guarantor or any Material Subsidiary to enforce any such judgment;

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower, the Guarantors and their Subsidiaries in an aggregate amount exceeding $50,000,000 for all periods; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower or a Guarantor described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or a Guarantor described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Guarantor or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative

Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, either Guarantor or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent reasonably selected by the Administrative Agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. The appointment of any such successor shall be subject to the consent of the Borrower (not to be unreasonably withheld). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                    Guarantee

         In order to induce the Lenders to extend credit hereunder, each Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the obligations of the Borrower from time to time under this Agreement with respect to the payment of (a) the principal of and interest on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations of the Borrower hereunder (the "Obligations"). For the avoidance of doubt, the obligations of the Borrower with respect to Money Market Loans shall not constitute Obligations hereunder. Each Guarantor further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation. The obligations of the Guarantors hereunder shall be joint and several.

         Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or the other Guarantor under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against the Borrower or the other Guarantor.

         Each Guarantor further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of the Borrower or any other Person.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of either Guarantor or otherwise operate as a discharge of either Guarantor or the Borrower as a matter of law or equity.

         Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against either Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation.

         Upon payment by either Guarantor of any Obligation, each Lender shall, in a reasonable manner, assign to such Guarantor the amount of such Obligation owed to it and so paid by such Guarantor, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by such Guarantor, or make such disposition thereof as such Guarantor shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

         Upon payment by either Guarantor of any sums as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower to the Lenders.

         Notwithstanding the foregoing, J.E. Seagram Corp.'s Guarantee of the Obligations shall remain in effect only for so long as J.E. Seagram Corp. continues to Guarantee the obligations of the Borrower under the Borrower Existing Credit Agreement. In the event that J.E. Seagram Corp. shall no longer Guarantee the Borrower's obligations under the Borrower Existing Credit Agreement, as result of termination of the commitments thereunder, release of such Guarantee by the lenders thereunder or otherwise, J.E. Seagram Corp., without further action by any party hereto, shall be released from its Guarantee hereunder (the date of its release from its Guarantee hereunder, the "Release Date"); provided, that J.E. Seagram Corp. shall continue to be obligated to make payments with respect to any of its obligations in respect of amounts which were due and payable pursuant to its Guarantee hereunder accrued as of the Release Date.


                                    ARTICLE X

                                  Miscellaneous

         SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 375 Park Avenue, New York, New York 10152, Attention of Vice President and Treasurer (Telecopy No.
         (212) 572-7350);

                  (b) if to Seagram, to it at 1430 Peel Street, Montreal, Quebec, H3A 1S9, Canada, Attention of Vice President and Treasurer (Telecopy No. (514) 987-5221), with a copy to the Borrower;

                  (c) if to J.E. Seagram Corp., to it at 375 Park Avenue, New York, New York 10152, Attention of Vice President and Treasurer (Telecopy No. (212) 572-7350);

                  (d) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Carol Ulmer (Telecopy No. (212) 270-5120;

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or a Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, each Guarantor and the Required Lenders or by the Borrower, each Guarantor and the Administrative Agent, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change
Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender , (v) release either Guarantor from, or limit or condition, its obligations under
Article IX, without the written consent of each Lender (except that J.E. Seagram Corp. shall be released from its obligations under the circumstances set forth in Article IX without the consent of the Lenders), or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

         SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall promptly pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Loans.

         (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any

Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, not later than 10 days after written demand therefor, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

         SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or a Guarantor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (other than Competitive Loans) at the time owing to
it); provided that

(i) except in the case of an assignment to a Lender or an Affiliate of a Lender which is primarily engaged in the business of originating or holding performing commercial loans or commitments in respect thereof, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 (and after giving effect thereto, the assigning Lender must continue to have a Commitment of at least $25,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (except that no such fee shall be payable with respect to any assignments made pursuant to Section 2.18 or 2.19), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the

Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower or, the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and
2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such participant agrees to be subject to Section 2.18(b) as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to
Section 2.14 or 2.16 than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Loan to the Borrower. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender (and, if such Loan is a Competitive Loan, shall be deemed to utilize the Commitments of all the Lenders) to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable, for so long as, and to the extent, the related Granting Lender makes such payment. Each party hereto hereby acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any extensions of credit made by an SPC shall be exercised only by the relevant Granting Lender. Each Granting Lender shall serve as the administrative agent and attorney in fact for its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. To the extent a SPC shall have the right to receive or give any such notice or take any such action in writing, it shall be signed by its Granting Lender as administrative agent and attorney-in-fact for such SPC and need not be signed by such SPC on its own behalf. The Borrower, the Guarantors, the Administrative Agent and the Lenders may rely thereon without any requirement that the SPC sign or acknowledge the same. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

         SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower and each Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans are due and payable, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.

         (c) The Borrower and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent that such confidential Information is directly relevant to the subject matter thereof, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower and each Guarantor or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or a Guarantor. For the purposes of this Section, "Information" means all information received from or on behalf of Seagram or any of its Subsidiaries relating to Seagram, any of its Subsidiaries or any of their respective businesses or assets, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Seagram or any of its Subsidiaries; provided that, in the case of information received from (or on behalf of) Seagram or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligations of Borrower and each Guarantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower or applicable Guarantor, as applicable, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.

The obligations of the Borrower and each Guarantor contained in this Section
10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                JOSEPH E. SEAGRAM & SONS, INC.

                                      by /s/ John R. Preston
                                        -------------------------
                                        Name: John R. Preston
                                        Title: Vice President and Treasurer

                                THE SEAGRAM COMPANY LTD.

                                      by /s/ John R. Preston
                                        -------------------------
                                        Name: John R. Preston
                                        Title: Vice President and Treasurer

                                J. E. SEAGRAM CORP.

                                      by /s/ John R. Preston
                                        -------------------------
                                        Name: John R. Preston
                                        Title: Vice President and Treasurer

                                THE CHASE MANHATTAN BANK,
                                individually and as
                                Administrative Agent

                                       by /s/ Marian N. Schulman
                                         -------------------------
                                         Name: Marian N. Schulman
                                         Title: Vice President

                                BANK OF AMERICA NT&SA,
                                individually and as Co-
                                Documentation Agent

                                       by /s/ James T. Gilland
                                         -------------------------
                                         Name: James T. Gilland
                                         Title: Senior Vice President

                                BANK OF MONTREAL, individually
                                and as Co-Documentation Agent

                                       by /s/ Jeffrey N. Wieser
                                         -------------------------
                                         Name: Jeffrey N. Wieser
                                         Title: Managing Director

                                    CITIBANK, N.A., as Syndication
                                    Agent

                                           by /s/ Carolyn A. Kee
                                             -------------------------
                                             Name: Carolyn A. Kee
                                             Title: Vice President

                                    CITICORP USA, INC.

                                           by /s/ Carolyn A. Kee
                                             -------------------------
                                             Name: Carolyn A. Kee
                                             Title: Attorney-in-fact

                                    MARINE MIDLAND BANK

                                           by /s/ Mark J. Rakov
                                             -------------------------
                                             Name: Mark J. Rakov
                                             Title: Vice President

                                    THE BANK OF NOVA SCOTIA

                                           by /s/ James R. Trimble
                                             -------------------------
                                             Name: James R. Trimble
                                             Title: Sr. Relationship Manager

                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH

                                           by /s/ Lucie L. Guernsey
                                             -------------------------
                                             Name: Lucie L. Guernsey
                                             Title: Director

                                           by /s/ Walter T. Duffy, III
                                             -------------------------
                                             Name: Walter T. Duffy, III
                                             Title: Associate

                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED, NEW YORK BRANCH

                                           by /s/ J. Kenneth Biegen
                                             -------------------------
                                             Name: J. Kenneth Biegen
                                             Title: Senior Vice President

                                       ABN AMRO BANK, N.V.

                                             by /s/ Frances O'R. Logan
                                                ------------------------------
                                                Name:  Frances O'R. Logan
                                                Title: Group Vice President

                                             by /s/ William S. Bennett
                                                --------------------------------
                                                Name:  William S. Bennett
                                                Title: Vice President

                                       THE BANK OF NEW YORK

                                             by /s/ Stephen M. Nettler
                                                -------------------------------
                                                Name:  Stephen M. Nettler
                                                Title: Assistant Vice President

                                       CREDIT SUISSE FIRST BOSTON

                                             by /s/ David W. Kratovil
                                                -------------------------------
                                                Name:  David W. Kratovil
                                                Title: Director

                                        SOCIETE GENERALE FINANCE
                                        (IRELAND) LIMITED

                                             by /s/ R. Wanless
                                                --------------------------------
                                                Name:  R. Wanless
                                                Title: Managing Director

                                         TORONTO DOMINION (TEXAS), INC.

                                             by /s/ Warren Finlay
                                                --------------------------------
                                                Name:  Warren Finlay
                                                Title: President

                                          BANQUE NATIONALE DE PARIS

                                             by /s/ Richard L. Sted
                                                --------------------------------
                                                Name:  Richard L. Sted
                                                Title: Senior Vice President

                                             by /s/ Sophie Revillard Kaufman
                                                --------------------------------
                                                Name:  Sophie Revillard Kaufman
                                                Title: Vice President

                                         DEUTSCHE BANK AG NEW YORK BRANCH
                                         AND/OR CAYMAN ISLANDS BRANCH

                                              by /s/ Stephen A. Wiedemann
                                                -------------------------
                                                Name: Stephen A. Wiedemann
                                                Title: Director


                                               by /s/ Hans-Josef Thiele
                                                 -------------------------
                                                 Name: Hans-Josef Thiele
                                                 Title: Director

                                         DRESDNER BANK AG NEW YORK BRANCH
                                         AND GRAND CAYMAN BRANCH

                                               by /s/ J. Michael Leffler
                                                 -------------------------
                                                 Name: J. Michael Leffler
                                                 Title: Senior Vice President

                                               by /s/ Laura G. Fazio
                                                 -------------------------
                                                 Name: Laura G. Fazio
                                                 Title: First Vice President

                                         COMMERZBANK AG, NEW YORK BRANCH

                                               by /s/ Andreas Schwung
                                                 -------------------------
                                                 Name: Andreas Schwung
                                                 Title: Vice President

                                               by /s/ Andrew K. Haag
                                                 -------------------------
                                                 Name: Andrew K. Haag
                                                 Title: Assistant Treasurer

                                         LLOYDS BANK Plc


                                               by /s/ David C. Rodway
                                                 -------------------------
                                                 Name: David C. Rodway
                                                 Title: Assistant Vice President


                                               by /s/ Paul D. Briamonte
                                                 -------------------------
                                                 Name: Paul D. Briamonte
                                                 Title: Director, Acquisition &
                                                        Project Finance, USA
                                                              B374

                              ING BANK

                                    by /s/ Peter Nabney
                                      -------------------------
                                      Name: Peter Nabney
                                      Title: Country Manager

                              MELLON BANK, N.A.

                                    by /s/ Peyton R. Latimer
                                      -------------------------
                                      Name: Peyton R. Latimer
                                      Title: Sr. Vice President


                              BAYERISCHE LANDESBANK
                              GIROZENTRALE, CAYMAN ISLANDS
                              BRANCH

                                    by /s/ Alexander Kohnert
                                      -------------------------
                                      Name: Alexander Kohnert
                                      Title: Vice President


                                    by /s/ James H. Boyle
                                      -------------------------
                                      Name: James H. Boyle
                                      Title: Second Vice President


                              CREDIT AGRICOLE INDOSUEZ

                                    by /s/ Rene LeBlanc
                                      -------------------------
                                      Name: Rene LeBlanc
                                      Title: Vice President, Team Leader

                                    by /s/ Sarah McClintock
                                      -------------------------
                                      Name: Sarah McClintock
                                      Title: Vice President, Team Leader

                              THE BANK OF TOKYO-MITSUBISHI,
                              LTD., NEW YORK BRANCH

                                    by /s/ Michael C. Irwin
                                      -------------------------
                                      Name: Michael C. Irwin
                                      Title: Attorney-In-Fact


                               NATIONAL WESTMINSTER BANK PLC
                               NEW YORK BRANCH, as lender

                                    by /s/ Jon Bramwell
                                      -------------------------
                                      Name: Jon Bramwell
                                      Title: Corporate Manager
                                             North America

                                      NATIONAL WESTMINSTER BANK PLC
                                      NASSAU BRANCH, as lender
                                            by /s/ Jon Bramwell
                                              -------------------------
                                              Name: Jon Bramwell
                                              Title: Corporate Manager
                                                     North America

                                      THE SUMITOMO BANK, LIMITED
                                            by /s/ J. Bruce Meredith
                                              -------------------------
                                              Name: J. Bruce Meredith
                                              Title: Senior Vice President

                                       BANKBOSTON, N.A.
                                             by /s/ William F. Hamilton
                                                -------------------------
                                                Name: William F. Hamilton
                                                Title: Director

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO

                                             by /s/ Tom Dao
                                                -------------------------
                                                Name: Tom Dao
                                                Title: Corporate Banking Officer

                                       ROYAL BANK OF CANADA
                                             by /s/ David A. Barsalou
                                                -------------------------
                                                Name: David A. Barsalou
                                                Title: Senior Manager

                                        BANCA MONTE DEI PASCHI DI SIENA
                                        S.p.A.

                                                -------------------------
                                                Name: G. Natalicchi
                                                Title: Senior Vice President
                                                       & General Manager

                                          BANCA NAZIONALE DEL LAVORE S.p.A.
                                          NEW YORK BRANCH

                                           by /s/ Giulio Giovine
                                             -------------------------
                                             Name: Giulio Giovine
                                             Title: Vice President

                                           by /s/ Carlo Vecchi
                                                  -------------------------
                                             Name: Carlo Vecchi
                                             Title: Senior Vice President


                                     BANCO BILBAO VIZCAYA

                                           by /s/ John Martini
                                             --------------------------------
                                             Name: John Martini
                                             Title: Vice President

                                           by /s/ Alejandro Lorca
                                             --------------------------------
                                             Name: Alejandro Lorca
                                             Title: Vice President

                                     BANCO CENTRAL HISPANOAMERICANO
                                          S.A.

                                           by /s/ Francisco Alcon
                                             --------------------------------
                                             Name: Francisco Alcon
                                             Title: Executive Vice President
                                                    and General Manager

                                     FLEET NATIONAL BANK

                                           by /s/ Christopher W. Criswell
                                             --------------------------------
                                             Name: Christopher W. Criswell
                                             Title: Senior Vice President

                                     KBC BANK N.V.

                                           by /s/ Robert Snauffer
                                             --------------------------------
                                             Name: Robert Snauffer
                                             Title: First Vice President

                                           by /s/ Marcel Claes
                                             --------------------------------
                                             Name: Marcel Claes
                                             Title: Deputy General Manager

                                         THE NORINCHUKIN BANK, NEW YORK
                                         BRANCH

                                               by /s/ Kohei Hara
                                                 -------------------------
                                                 Name: Kohei Hara
                                                 Title: Joint General Manager

                                                                   Schedule 2.01


     Institution                              Revolving Commitment

The Chase Manhattan Bank                          $425,000,000
Bank of America NT&SA                              425,000,000
Bank of Montreal                                   400,000,000
Citicorp USA, Inc.                                 400,000,000
Marine Midland Bank                                310,000,000
The Bank of Nova Scotia                            285,000,000
Westdeutsche Landesbank
 Girozentrale, New York Branch                     285,000,000

The Industrial Bank of Japan,
 Limited, New York Branch                          275,000,000

ABN AMRO Bank, N.V.                                250,000,000
The Bank of New York                               250,000,000
Credit Suisse First Boston                         250,000,000
Societe Generale Finance
 (Ireland) Ltd.                                    250,000,000
Toronto Dominion (Texas), Inc.                     250,000,000
Banque Nationale de Paris                          235,000,000
Deutsche Bank AG New York
 Branch and/or Cayman Islands
 Branch                                            235,000,000
Dresdner Bank AG New York
 Branch and Grand Cayman Branch                    235,000,000
Commerzbank AG, New York Branch                    210,000,000
Lloyds Bank Plc                                    185,000,000
ING Bank                                           150,000,000
Mellon Bank, N.A.                                  150,000,000
Bayerische Landesbank
 Girozentrale, Cayman Islands
 Branch                                            100,000,000

                   Institution                          Revolving Commitment
                   -----------                          --------------------
Credit Agricole Indosuez                                    100,000,000

The Bank of Tokyo Mitsubishi, Ltd., New York Branch          90,000,000

National Westminster Bank Plc                                90,000,000

The Sumitomo Bank, Limited                                   90,000,000

BankBoston, N.A.                                             75,000,000

The First National Bank of Chicago                           75,000,000

Royal Bank of Canada                                         75,000,000

Banca Monte Dei Paschi Di Siena S.p.A.                       50,000,000

Banca Nazionale Del Lavore S.p.A. New York Branch            50,000,000

Banco Bilbao Vizcaya                                         50,000,000

Banco Central HispanoAmericano S.A.                          50,000,000

Fleet National Bank                                          50,000,000

KBC Bank N.V.                                                50,000,000

The Norinchukin Bank, New York Branch                        50,000,000
                                                         --------------
TOTAL COMMITMENTS                                        $6,500,000,000
                                                         ==============